Exhibit 16.1

                           Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                2228 South Fraser Street
Fax (303) 369-9384                                                        Unit I
Email larryodonnellcpa@comcast.net                        Aurora, Colorado 80014
www.larryodonnellcpa.com


November 1, 2010

SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

     Re: Domark International, Inc. (the "Company")
         Form 8-K Item 4.01 (the "Report")

Gentlemen:

     We have reviewed the above referenced Report filed by the Company. We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.



                                            /s/ Larry O'Donnell, CPA, P.C.
                                            ------------------------------------
                                            Larry O'Donnell, CPA, P.C.